Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Alfi, Inc.

Miami, Florida

We hereby consent to the incorporation by reference in Registration Statement Number 333-255921 on Form S-8 of Alfi, Inc., of our report dated May 16, 2022 on the consolidated financial statements of Alfi, Inc., appearing in this Annual Report on Form 10-K as of and for the year ended December 31, 2021.

/s/Frazier & Deeter, LLC

Tampa, Florida

May 16, 2022